                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          RIBI IMMUNOCHEM RESEARCH
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            MERRILL CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

[LOGO]
                                                          553 OLD CORVALLIS ROAD
                                                               HAMILTON, MONTANA
                                                                       59840 USA
                                                                  (406) 363-6214
                                                              FAX (406) 363-6129
--------------------------------------------------------------------------------
                                                                  March 20, 1998

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Ribi ImmunoChem Research, Inc., which will be held at 2:00 P.M. on April 24, 1998, at Hamilton City Hall/Community Center, 223 S. 2nd St., Hamilton, Montana. Your Board of Directors looks forward to greeting personally those stockholders able to attend.

    At the meeting, you will be asked to elect seven directors. Whether or not you plan to attend, it is important that your shares are represented at the meeting. Accordingly, you are requested to promptly sign, date and mail the enclosed proxy in the envelope provided.

    Thank you for your consideration and continued support.

                                          Sincerely,

                                          /s/ ROBERT E. IVY

                                          Robert E. Ivy
                                          CHIEF EXECUTIVE OFFICER,
                                          PRESIDENT AND CHAIRMAN

        [LOGO]

                             553 OLD CORVALLIS ROAD
                            HAMILTON, MONTANA 59840

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 24, 1998

                            ------------------------

    The Annual Meeting of Stockholders of Ribi ImmunoChem Research, Inc., a Delaware corporation, will be held on Friday, April 24, 1998, at 2:00 P.M., Mountain Daylight Time, at Hamilton City Hall/ Community Center, 223 S. 2nd St., Hamilton, Montana, for the following purposes:

    1. To elect a board of seven directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

    2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Holders of common stock of record at the close of business on March 4, 1998, will be entitled to notice of, and to vote at, the annual meeting or any adjournment thereof.

    All stockholders are invited to attend the annual meeting in person. Those who do not expect to attend the annual meeting are urged to sign and date the enclosed proxy and return it promptly in the enclosed stamped envelope. Your proxy will not be used if you subsequently decide to attend the annual meeting and to vote your shares in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          Ronald H. Kullick
                                          Secretary
                                          Hamilton, Montana
                                          March 20, 1998

                         RIBI IMMUNOCHEM RESEARCH, INC.
                             553 OLD CORVALLIS ROAD
                            HAMILTON, MONTANA 59840

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    This proxy statement is furnished in connection with the solicitation by the Board of Directors of Ribi ImmunoChem Research, Inc. (the "Company"), of proxies in the accompanying form to be voted at the Annual Meeting of Stockholders to be held in Hamilton, Montana, on April 24, 1998, or any adjournment thereof, for the purposes set forth in the preceding notice. This proxy statement and the enclosed proxy are being mailed to stockholders on or about March 20, 1998.

    Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy returned on which no direction is specified will be voted FOR all items. A stockholder may revoke his or her proxy at any time prior to the voting thereof by filing with the Secretary of the Company a later proxy or written notice of revocation, or by attending the meeting and voting in person.

                                 VOTING RIGHTS

    Stockholders of record as of the close of business on March 4, 1998, will be entitled to vote at the meeting. As of that date, there were 20,312,273 shares of common stock outstanding and entitled to vote. Each share of common stock entitles the holder to one vote on all matters presented at the meeting.

    Votes cast by proxy or in person at the annual meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes will be treated as present at the meeting for purposes of determining a quorum. However, broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote thereon. In determining whether any other proposal has been approved, abstentions are counted as votes against the proposal and broker non-votes are not counted as votes for or against the proposal.

                                   ITEM NO. 1
                             ELECTION OF DIRECTORS

    A board of seven directors will be elected at the meeting, each director to hold office until the next Annual Meeting of Stockholders or until his successor is elected and qualified. Unless authority to vote is withheld, shares represented by proxies will be voted in favor of the election as directors the nominees named below (or, in the event, which is not anticipated, that any such nominees should become unavailable, a substitute nominee). The nominees are all present members of the Board of Directors.

    Certain information concerning each nominee is set forth below:

                                                       DIRECTOR
                                                        SINCE     AGE
                                                       --------   ---
John L. Cantrell, Ph.D. ..........................       1981     59
    Executive Vice President of the Company since
    1981.

Philipp Gerhardt, Ph.D. ..........................       1985     76
    Professor (Emeritus since 1992), Department of
    Microbiology and Public Health, Michigan State
    University, since 1965; Adjunct Senior
    Scientist, Michigan Biotechnology Institute,
    since 1985.

Paul Goddard, Ph.D. ..............................       1996     48
    Chief Executive Officer and Chairman of the
    Board of Directors of Neurex Corporation and
    member of the Board of Directors of Molecular
    Devices Corp. and ONYX Pharmaceuticals, Inc.;
    all are biotechnology companies which do not
    compete with the Company.

Mark I. Greene, M.D., Ph.D., FRCP. ...............       1995     49
    Director of the Division of Immunology,
    Department of Pathology, and Professor of
    Pathology, University of Pennsylvania School
    of Medicine, since 1986; Associate Director of
    the Division for Fundamental Research,
    University of Pennsylvania Cancer Center,
    since 1987; appointed the John Eckman
    Professor of Medical Science, University of
    Pennsylvania, in 1989.

Robert E. Ivy ....................................       1987     64
    President and Chief Executive Officer of the
    Company since 1987; Chairman of the Board of
    Directors of the Company since 1989; member of
    the Board of Directors of The International
    Heart Institute of Montana Foundation since
    1995.

Thomas N. McGowen, Jr., J.D. .....................       1984     72
    Retired for more than five years; director of
    various public and private companies for more
    than the past five years; currently a member
    of the Board of Directors of Federal Signal
    Corporation and Energy West Corporation.

Frederick B. Tossberg, M.B.A. ....................       1986     67
    Retired for more than five years; formerly
    involved in finance and investments in
    industry and state government; director of
    various private entities for more than the
    past five years; currently Vice Chairman,
    Marcus Daly Memorial Hospital Corporation,
    Hamilton, Montana.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and The Nasdaq Stock Market reports of ownership and changes in ownership of common stock of the Company. Officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during 1997, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners, if any, were complied with.

                            COMMITTEES AND MEETINGS

    The standing committees of the Board of Directors include an Audit Committee and a Committee of Outside Directors. During 1997, the Board of Directors held five meetings. Each incumbent director serving during 1997 attended more than 75% of all such meetings of the board and all meetings of committees of which he was a member. The Board of Directors does not have a nominating committee or any committee performing similar functions.

    The Audit Committee, which met twice in 1997, is comprised of Messrs. McGowen and Tossberg, neither of whom is an employee of the Company. The principal functions of the Audit Committee are to review the scope of the audit conducted by the Company's independent auditors; to review recommendations contained in any management letters from the Company's independent auditors and the methods by which such recommendations are to be implemented; to review the Company's internal accounting controls; to review any related-party transactions on an ongoing basis to determine potential conflict-of-interest situations; and to recommend to the Board of Directors the appointment of the Company's independent auditors.

    The Committee of Outside Directors was established to act upon all matters concerning stock options for directors and officers pursuant to the Company's 1986 and 1996 Stock Option Plans (as amended and restated) as adopted by the stockholders and to consider and make recommendations to the Board of Directors regarding compensation of executive officers, as well as to matters in which directors who are also Company employees may have a conflict of interest or be otherwise involved personally. Members of the Committee of Outside Directors are Messrs. Gerhardt, Goddard, Greene, McGowen and Tossberg. The Committee of Outside Directors held one meeting during 1997. Mr. Goddard was appointed to the committee subsequent to the meeting.

             PRINCIPAL STOCKHOLDERS AND MANAGEMENT'S STOCKHOLDINGS

    The following table sets forth the number of shares of the Company's outstanding common stock which were owned beneficially, as of March 4, 1998, by
(i) each person known by the Company to own more than 5% of the Company's outstanding common stock, (ii) each director of the Company, all of whom are also the nominees for election as directors, (iii) the chief executive officer of the Company, (iv) the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus exceeded $100,000 in 1997, and (v) all directors and executive officers of the Company as a group.

                                                                                             AMOUNT
                                                                                          BENEFICIALLY    PERCENT OF
NAME OR GROUP                                                                               OWNED(1)       CLASS(1)
----------------------------------------------------------------------------------------  ------------   -------------
SmithKline Beecham plc..................................................................   2,797,056(2)       13.1%
Amerindo Investment Advisors, Inc.......................................................   1,925,000(3)        9.5%
Weiss, Peck & Greer.....................................................................   1,290,500(4)        6.4%
Robert E. Ivy...........................................................................     301,185(5)        1.5%
Ronald H. Kullick, R.Ph., J.D...........................................................      80,000(6)      *
Frederick B. Tossberg, M.B.A............................................................      74,996(7)      *
John L. Cantrell, Ph.D..................................................................      60,000(8)      *
Thomas N. McGowen, Jr., J.D.............................................................      58,969(9)      *
Charles E. Richardson, Ph.D.............................................................      51,600(10)     *
Philipp Gerhardt, Ph.D..................................................................      50,432(11)     *
Kenneth B. Von Eschen, Ph.D.............................................................      49,100(12)     *
Paul Goddard, Ph.D......................................................................      32,655(13)     *
Mark I. Greene, M.D., Ph.D., FRCP.......................................................      24,750(14)     *
All directors and executive officers as a group (13 persons)............................     885,324(15)       4.2%

------------------------

   * Less than 1% of the outstanding shares of the Company.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to warrants or options held by that person that are currently exercisable or exercisable within 60 days of March 4, 1998, are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of each other person. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

 (2) SmithKline Beecham Biologicals ("SBB"), Rue de l'Institut 89 B-1330, Rixensart, Belgium, owns 1,103,448 shares and has warrants, which were exercisable on March 4, 1998, to purchase 500,000 additional shares. SBB also has the option to purchase additional shares of the Company's common stock for up to $2,000,000 at market price. Based on the stock's market price on March 4, 1998, SBB could purchase up to 500,000 additional shares, which are included in the total above. S.R. One, Limited, Bay Colony Executive Park, 565 E. Swedesford Road, Suite 315, Wayne, Pennsylvania 19087, owns 693,608 shares. Both companies are subsidiaries of SmithKline Beecham plc.

 (3) Based on a Schedule 13G dated January 11, 1996, Amerindo Investment Advisors, Inc., a California corporation, whose principal executive offices are located at One Embarcadero Center, Suite 2300,

     San Francisco, CA 94111, ("Amerindo") and Amerindo Investment Advisors, Inc., a Panama corporation, whose principal executive offices are located at Edificio Sucre, Calle 48 Este, Bella Vista, Apartado 6277, Panama 5, Panama, ("Amerindo-Panama") have shared voting and dispositive power with respect to 1,925,000 shares. Amerindo is registered as an investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Messrs. Alberto W. Vilar and Gary A. Tanaka are sole stockholders and directors of each of the entities. Each person expressly disaffirms membership in any group under Rule 13d-5 under the Securities Exchange Act of 1934, as amended, or otherwise. The shares are held for the discretionary accounts of certain clients. Amerindo, Amerindo-Panama and Messrs. Vilar and Tanaka disclaim beneficial ownership of all such shares.

 (4) Based on a Schedule 13G dated February 10, 1998, Weiss, Peck & Greer, L.L.C. ("WPG"), a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934 and an investment adviser registered under
     Section 203 of the Investment Advisers Act of 1940, as amended, One New York Plaza, New York, NY 10004, has shared voting and dispositive power with respect to 1,290,500 shares as of December 31, 1997. The shares are held for the discretionary accounts of certain clients. WPG disclaims beneficial ownership of all such shares.

 (5) Includes 298,000 shares for which options were exercisable on March 4, 1998, or within 60 days thereafter. Also includes 3,185 shares owned of record and beneficially by Mr. Ivy's wife. Mr. Ivy disclaims beneficial ownership of such 3,185 shares.

 (6) Represents 80,000 shares for which options were exercisable on March 4, 1998, or within 60 days thereafter.

 (7) Includes 63,628 shares for which options were exercisable on March 4, 1998, or within 60 days thereafter.

 (8) Includes 50,000 shares for which options were exercisable on March 4, 1998, or within 60 days thereafter.

 (9) Includes 48,101 shares for which options were exercisable on March 4, 1998, or within 60 days thereafter.

 (10) Includes 51,000 shares for which options were exercisable on March 4, 1998, or within 60 days thereafter.

 (11) Includes 22,750 shares for which options were exercisable on March 4, 1998, or within 60 days thereafter. Also includes 27,682 shares owned of record by Dr. Gerhardt's wife. Dr. Gerhardt disclaims beneficial ownership of such 27,682 shares.

 (12) Includes 48,700 shares for which options were exercisable on March 4, 1998, or within 60 days thereafter. Also includes 400 shares owned beneficially by Dr. Von Eschen's wife. Dr. Von Eschen disclaims beneficial ownership of such 400 shares.

 (13) Includes 30,655 shares for which options were exercisable on March 4, 1998, or within 60 days thereafter.

 (14) Includes 22,750 shares for which options were exercisable on March 4, 1998, or within 60 days thereafter.

 (15) Includes 816,984 shares for which options were exercisable on March 4, 1998, or within 60 days thereafter.

                             EXECUTIVE COMPENSATION

    The following tables set forth information regarding executive compensation for the Company's Chief Executive Officer, President and Chairman, its four most highly compensated executive officers who earned more than $100,000 in salary and bonus in 1997 and one highly compensated executive officer who resigned during 1997. The compensation is for services performed in all capacities for the Company ("the Named Executive Officers").

                           SUMMARY COMPENSATION TABLE
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                         LONG-TERM
                                                                                       COMPENSATION-
                                                                                           AWARDS
                                                                                       --------------
                                                                ANNUAL COMPENSATION      SECURITIES
                                                              -----------------------    UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                          YEAR       SALARY       BONUS       OPTIONS(#)    COMPENSATION
-------------------------------------------------  ---------  -----------  ----------  --------------  -------------
Robert E. Ivy(1) ................................       1997  $   258,777  $   25,000              (2)   $   9,341(2)
  Chief Executive Officer, President and Chairman       1996      251,500      25,000        65,000          9,424
                                                        1995      237,500      25,000        65,000          9,034

Lonnie L. Bookbinder, Ph.D., M.B.A.(3) ..........       1997      118,641      --            --              2,136(4)
  Vice President--Director of Corporate                 1996      140,269      --            --              2,525
  Development                                           1995      136,788      --            25,000          1,247

Ronald H. Kullick, R.Ph., J.D. ..................       1997      118,718      --            15,000          1,781(4)
  Vice President--Legal Counsel and Secretary           1996      111,626      --            15,000          1,674
                                                        1995      107,055      --            --              1,606

Charles E. Richardson, Ph.D. ....................       1997      116,005      --            15,000          2,088(4)
  Vice President--Pharmaceutical Discovery              1996      111,049      --            --              1,999
                                                        1995      105,404      --            --              1,897

Kenneth B. Von Eschen, Ph.D. ....................       1997      107,773      --            10,000          1,940(4)
  Vice President--Clinical and Regulatory Affairs       1996      101,796      --            20,000          1,832
                                                        1995       95,470      --            --              1,718

John L. Cantrell, Ph.D. .........................       1997      104,694      --            --              1,884(4)
  Executive Vice President                              1996      105,156      --            25,000          1,893
                                                        1995       97,250      --            --              1,751

------------------------

(1) The Company has an employment contract with Mr. Ivy which currently provides for an annual salary of $258,000 with associated executive benefits. The agreement may be terminated by the Company by giving notice one year prior to the expiration of the contract, which otherwise automatically extends for one-year periods. If the agreement is terminated by the Company other than for "cause," or by Mr. Ivy following his failure to be elected as a director of the Company or his removal as Chief Executive Officer, President and Chairman, Mr. Ivy will continue to receive his salary until the expiration of the agreement. The Board of Directors reviews Mr. Ivy's salary annually and may adjust it.

(2) During 1997 the Company provided supplemental long-term disability insurance for Mr. Ivy at a cost of $5,032 and a term life insurance policy on which the Company is not a beneficiary at a cost of $1,459. The Company also contributed $2,850 for Mr. Ivy's account in a 401(k) savings plan. Additionally, the expiration date for options to purchase 50,000 shares of common stock at $3.00 per share was extended from June 30, 1997, to June 30, 2000. All other terms of the options, which were granted in 1991, remained unchanged.

(3) Mr. Bookbinder resigned his position with the Company on October 15, 1997.

(4) During 1997 the Company contributed $2,136, $1,781, $2,088, $1,940 and
    $1,884 for the accounts of Messrs. Bookbinder, Kullick, Richardson, Von Eschen and Cantrell, respectively, in a 401(k) savings plan.

                              STOCK OPTION GRANTS
                          YEAR ENDED DECEMBER 31, 1997

                                                                                                   POTENTIAL REALIZABLE
                                                            INDIVIDUAL GRANTS(1)                     VALUE AT ASSUMED
                                           ------------------------------------------------------    ANNUAL RATES OF
                                            NUMBER OF     % OF TOTAL                                   STOCK PRICE
                                           SECURITIES    STOCK OPTIONS                             APPRECIATION FOR 10
                                           UNDERLYING     GRANTED TO      EXERCISE                 YEAR OPTION TERM(2)
                                             OPTIONS     EMPLOYEES IN       PRICE     EXPIRATION   --------------------
NAME                                         GRANTED      FISCAL YEAR     PER SHARE      DATE         5%         10%
-----------------------------------------  -----------  ---------------  -----------  -----------  ---------  ---------
Ronald H. Kullick........................      15,000           11.9      $    3.63      4-30-07   $  34,196  $  86,660
Charles E. Richardson....................      15,000           11.9           3.63      4-30-07      34,196     86,660
Kenneth B. Von Eschen....................      10,000            7.9           3.63      4-30-07      22,797     57,773

------------------------

(1) Of the stock options reported above, 20% are exercisable on the grant date and an additional 20% are exercisable on each anniversary of the grant date such that 100% are exercisable four years from the grant date. The exercise price is equal to the market value of the stock on the grant date.

(2) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and the stock is sold on the last day of its term for the appreciated stock price. Such values do not include consideration of income tax consequences.

                       AGGREGATED STOCK OPTION EXERCISES
                        AND YEAR END STOCK OPTION VALUES
                          YEAR ENDED DECEMBER 31, 1997

                                                                          NUMBER OF
                                                                    SECURITIES UNDERLYING     VALUE OF UNEXERCISED IN-THE-
                                       NUMBER OF                     UNEXERCISED OPTIONS          MONEY OPTIONS(1)(2)
                                    SHARES ACQUIRED     VALUE     --------------------------  ----------------------------
NAME                                  ON EXERCISE     REALIZED    EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
----------------------------------  ---------------  -----------  -----------  -------------  -----------  ---------------
Robert E. Ivy.....................        --             --          272,000        65,000     $  34,375      $  --
Ronald H. Kullick.................        --             --           77,000        21,000         1,313            750
Charles E. Richardson.............        --             --           48,000        12,000         1,125            750
Kenneth B. Von Eschen.............        --             --           44,700        21,000           594            500
John L. Cantrell..................        --             --           50,000        15,000        --             --

------------------------

(1) Value is based on the closing price of the Company's stock on December 31, 1997, which was $3.69, less the option exercise price.

(2) The values presented do not include income tax consequences.

                  REPORT BY THE COMMITTEE OF OUTSIDE DIRECTORS
                           ON EXECUTIVE COMPENSATION

    The philosophy of the Company with respect to executive compensation is to offer competitive compensation opportunities which are based upon an individual's performance and contribution toward the attainment of Company goals.

    At the present time, the Company's executive officers receive compensation in the form of base salary and long-term incentive compensation through the grant of stock options. Occasionally, they may receive cash bonuses for unusual or extraordinary accomplishments. They are also eligible to participate in an employee savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all full-time employees. The Company matches 30% of employee contributions up to 6% of compensation. In addition, the Company provides health, term life and disability insurance for employees who are actively employed.

    The Committee of Outside Directors (the "Committee") of the Board of Directors is responsible for administering executive officer compensation. The Committee is comprised of non-employee directors who are not eligible to participate in any of the compensation plans it administers. The Committee reviews compensation annually, usually during the first quarter of the fiscal year for executives other than the Chief Executive Officer. The Committee reviews with the Chief Executive Officer a compensation proposal prepared by the Chief Executive Officer with the assistance of the Company's Human Resources staff. The compensation proposal is based upon an objective performance evaluation measuring past performance as well as defined expected future contributions. Other factors taken into account include compensation information of peer group companies, national surveys and the financial condition of the Company. The proposal is then submitted to the full Board of Directors for ratification. Stock option grants, if any, are administered solely by the Committee.

    The Committee also assesses the performance of the Chief Executive Officer, usually in the second quarter of the fiscal year, against previously set goals and objectives and reviews with the Chief Executive

Officer future goals and objectives. Based upon this evaluation, and further considering peer group and national survey compensation data, as well as the financial status of the Company, the Committee determines what it believes to be appropriate compensation and submits its proposal for ratification by the Board of Directors. Stock option grants, if any, are administered solely by the Committee.

    Mr. Ivy's annual base salary was set at $258,000 effective July 1, 1996. Effective April 30, 1997, Mr. Ivy was awarded a cash bonus of $25,000 and the expiration date of options to purchase 50,000 shares was extended from June 30, 1997 to June 30, 2000 in recognition of his substantial progress toward accomplishing Company goals set for the period, including advancing the Company toward potential profitability. Special achievements were noted in achieving research and drug development goals such as filing a commercial license application to market MELACINE melanoma theraccine in Canada in 1997 and completion of a substantial amount of work toward filing applications to market MELACINE in Europe and the United States, as well as signing additional product license and supply agreements. He also succeeded in raising additional capital for the Company. In addition to his salary, pursuant to the Company's employment agreement with Mr. Ivy, he received an automobile allowance of $5,400, a term life insurance policy at a cost of $1,459 and a supplemental long-term disability insurance policy at a cost of $5,032. The Company is not a beneficiary on either insurance policy.

    The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly owned corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to the Company's executive officers for fiscal year 1998 will exceed the $1 million limit per officer. The Company's 1996 Stock Option Plan (the "Plan") is structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the Plan, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation which will not be subject to the $1 million limitation.

                                          The Committee of Outside Directors
                                          April 1997

                                          Frederick B. Tossberg, Chairman and
                                          Secretary
                                          Philipp Gerhardt
                                          Mark I. Greene
                                          Thomas N. McGowen, Jr.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

    Set forth below is a five-year line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's common stock with the cumulative total return for The Nasdaq Stock Market (U.S. Companies) and the Nasdaq Pharmaceutical Stocks. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on December 31, 1992, and all dividends, if any, were reinvested.

                      COMPARISON OF FIVE-YEAR TOTAL RETURN
                       FIVE YEARS ENDED DECEMBER 31, 1997

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                         DOLLARS
YEAR            Ribi   Nasdaq Total     Nasdaq Pharma
1992         $100.00        $100.00           $100.00
1993          100.00         114.79             89.13
1994           45.33         112.21             67.08
1995           64.67         158.68            122.73
1996           41.33         195.19            122.86
1997           39.33         239.63            127.19

                            DIRECTORS' COMPENSATION

    In 1997 each director who was not an employee of the Company was paid $6,000 per year plus $500 for each day on which the director attended meetings and was reimbursed for travel expenses. Additionally, directors who perform extraordinary services are entitled to compensation at the rate of $125 per hour. None of the directors were paid for extraordinary services in 1997.

    The Company's 1996 Stock Option Plan provides for the issuance of discounted stock options to certain directors. This plan allows for the issuance of nonqualified stock options with an exercise price which is 20% below the market price of the Company's common stock on the grant date. The discounted stock options may be awarded to directors who are not employees of the Company who elect to receive the discounted stock options rather than cash for all or a portion of their director fees. The directors are required to make the voluntary election at least six months prior to the beginning of each calendar year. The number of options to be granted is determined by dividing the amount of the foregone cash compensation by the amount of the per share price discount on the grant date. Such options are granted at the end of each calendar quarter and are fully vested on the grant date. The options, which expire if not exercised within ten years from the grant date, are exercisable after a six-month period following the grant date. For the year 1997 in lieu of cash compensation, Messrs. Goddard and Tossberg were granted options to purchase 7,905 and 5,959 shares, respectively, at an average price of $3.32 per share.

    Additionally, the Company has a 1996 Directors' Stock Option Plan, which was approved by stockholders in 1997, for directors who are not employees of the Company. The Plan provides for the grant of nonqualified options to purchase a maximum of 210,000 shares of common stock. Each director who is not an employee was granted options to purchase 30,000 shares on the later of the date the Plan was adopted or on the date he first became a director. In addition, immediately following each annual meeting of the Company's stockholders, each director who is not an employee who continues as an outside director after the meeting is granted options to purchase 500 common shares. The exercise price of the options is the market price on the date of grant. The options vest and can be exercised at the rate of 50% on the date of grant and 25% on each anniversary of the grant date. The options expire if not exercised within ten years of the grant date. During 1997, options to purchase 2,500 shares were granted under the Plan with an average exercise price of $3.63 per share.

    The Company has a consulting agreement with Dr. Mark Greene, one of its directors. The agreement may be renewed annually and currently expires on February 28, 1999. Pursuant the agreement, Dr. Greene consults with Company personnel, when requested by the Company, regarding a variety of scientific matters relating to the development of the Company's products. During 1997, Dr. Greene received $24,000 for such services.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    KPMG Peat Marwick LLP, the Company's independent auditors since October 1981, have not yet been selected by the Board of Directors to serve in that capacity in 1998, pending recommendation from the Company's Audit Committee. No change is anticipated in the Company's independent auditors. The report of KPMG Peat Marwick LLP with respect to the Company's financial statements appears in the Company's annual report for the year ended December 31, 1997. Representatives of KPMG Peat Marwick LLP will be present at the annual meeting and will have the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

    Appropriate proposals by stockholders intended to be presented at the 1999 annual meeting must be received by the Company on or before November 19, 1998, in order for such proposals to be included in the proxy statement and form of proxy of the Company for the 1999 annual meeting.

                                 OTHER MATTERS

    The Company's annual report for the fiscal year ended December 31, 1997, is enclosed with this proxy statement.

    The Company knows of no other business which will come before the annual meeting. If any other business is properly presented to the annual meeting, the persons named in the proxy will vote thereon in accordance with their best judgment.

                           COST OF PROXY SOLICITATION

    The cost of solicitation of the enclosed proxy will be borne by the Company. In addition to solicitation by mail, solicitations may be made by directors, officers, employees and consultants of the Company personally or by telephone or other means of communication. The Company will reimburse brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in sending proxy material to beneficial owners.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          Ronald H. Kullick
                                          Secretary
                                          March 20, 1998

                                   APPENDIX A

                                     PROXY
                         RIBI IMMUNOCHEM RESEARCH, INC.

          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 1998 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Robert E. Ivy and Ronald H. Kullick as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Ribi ImmunoChem Research, Inc., held of record by the undersigned on March 4, 1998, at the Annual Meeting of Stockholders to be held on April 24, 1998, or any adjournment thereof.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1.

 1.  ELECTION OF DIRECTORS   / /  FOR all nominees listed    / /  WITHHOLD
                             below                           AUTHORITY
                             (except as marked to the        to vote for all
                             contrary)                       nominees listed

    Nominees: J. Cantrell, P. Gerhardt, P. Goddard, M. Greene, R. Ivy, T. McGowen, F. Tossberg

    (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

  2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                   (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                                            Dated --------------------------------------------- , 1998

                                                            ---------------------------------------------------------
                                                                                    Signature

                                                            ---------------------------------------------------------
                                                                            Signature if held jointly

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.